UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2019

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, as of July 16, 2010, Comfort Systems USA, Inc. (the “Company”) entered into an amended and restated senior credit facility (the “Facility”) with certain subsidiaries of the Company, as guarantors (the “Guarantors”), arranged by Wells Fargo Bank, National Association (the “Agent”) and provided by a syndicate of banks including Wells Fargo Bank, National Association and other lenders from time to time party thereto (the “Lenders”). As of September 23, 2011, the Company entered into an Amendment No. 1 to Second Amended and Restated Credit Agreement, Second Amended and Restated Security Agreement, and Second Amended and Restated Pledge Agreement (the “First Amendment”) with the Guarantors, the Agent, and the Lenders. As of June 25, 2013, the Company entered into Amendment No. 2 to Second Amended and Restated Credit Agreement and Amendment to Other Loan Documents (the “Second Amendment”) with the Guarantors, the Agent, and the Lenders. As of July 22, 2014, the Company entered into Amendment No. 3 to Second Amended and Restated Credit Agreement and Amendment to Other Loan Documents (the “Third Amendment”) with the Guarantors, the Agent, and the Lenders. As of February 22, 2016, the Company entered into Amendment No. 4 to Second Amended and Restated Credit Agreement and Amendment to Other Loan Documents (the “Fourth Amendment”) with the Guarantors, the Agent, and the Lenders. As of April 18, 2018, the Company entered into Amendment No. 5 to Second Amended and Restated Credit Agreement and Amendment to Other Loan Documents (the “Fifth Amendment”) with the Guarantors, the Agent, and the Lenders. As of December 20, 2019, the Company entered into Amendment No. 6 to Second Amended and Restated Credit Agreement and Amendment to Other Loan Documents (the “Sixth Amendment” and, together with the Facility, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment, the “Amended Facility”) with the Guarantors, the Agent, and the Lenders.

The Amended Facility is secured by a first lien on substantially all of the Company’s personal property except for assets related to projects subject to surety bonds and assets held by certain unrestricted subsidiaries and captive insurance entities, and a second lien on the Company’s assets related to projects subject to surety bonds. The Amended Facility provides an increased line of credit to the Company from $400 million to $450 million, with a $150 million accordion option. The line of credit includes up to $160 million issuable in the form of letters of credit. In addition, the Amended Facility provides for a $150 million term loan facility. The Amended Facility will expire on January 6, 2025 and contains only two financial covenants:

Total Leverage Ratio — The Amended Facility requires that the ratio of the Company’s Consolidated Total Indebtedness to its Consolidated EBITDA (“Total Leverage”) not exceed 3.00 to 1.00 as of the end of each fiscal quarter through the maturity date.

Fixed Charge Coverage Ratio — The Amended Facility requires that the ratio of (a) Consolidated EBITDA, less capital expenditures, tax provision, certain dividends and amounts used to repurchase stock to (b) the sum of interest expense and scheduled principal payments be at least 1.50. Consolidated EBITDA, capital expenditures, tax provision, dividends, stock repurchase payments, interest expense, and scheduled principal payments are defined under the Amended Facility for purposes of this covenant to be amounts for the four quarters ending as of any given quarterly covenant compliance measurement date.

Other Restrictions — The Amended Facility permits unlimited acquisitions when Total Leverage is less than or equal to 2.50 to 1.00, and other acquisitions up to $5 million per transaction, provided that the aggregate purchase price of all such acquisitions in the same fiscal year do not exceed $10 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

	By:	/s/ Laura Howell
Laura Howell, Vice President, General Counsel, and Secretary
Date: December 20, 2019

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